Move, Inc. Announces First Quarter 2012 Financial Results

CAMPBELL, Calif., May 3, 2012 /PRNewswire/ -- Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today reported financial results for the first quarter ended March 31, 2012.

(Logo: http://photos.prnewswire.com/prnh/20080213/MOVEINCLOGO)

Revenue in the first quarter of 2012 was $47.7 million which represents the second quarter of sequential growth for the company. Revenue in the first quarter of 2011 was $49.1 million. Non-GAAP Adjusted EBITDA for the first quarter of 2012 was $5.4 million, or 11.3 percent of revenue, compared to $5.4 million, or 11.0 percent of revenue, for the first quarter of 2011. Net loss applicable to common stockholders in the first quarter of 2012, was $110,000, or $0.00 per share, compared to a net loss of $1.6 million, or $0.04 per share, in the first quarter of 2011.

"During the first quarter, Move continued to lay the groundwork for a successful 2012 while delivering growth in our core Realtor.com business," said Steve Berkowitz, chief executive officer at Move, Inc. "As local market trends improved slightly in the first quarter, Move realized solid revenue in our Realtor.com Showcase offering and saw promising signs of stability in Top Producer. Solid results from these traditional core products provide the foundation to build on with our newer Co-Broke basic leads program and PreQualPlus mortgage product, which we believe will help drive positive revenue growth in 2012. We are executing effectively against an active 2012 calendar, having already launched a number of key initiatives with many more scheduled for later this year. With the growing use of mobile devices in real estate search, Move continues to lead the real estate industry as it harnesses new technologies that are fundamentally changing how consumers and real estate professionals connect."

Recent Highlights:

  Market leadership:   Realtor.com remains the most trusted name in online real estate.  In the first quarter of 2012, users spent nearly 1.2 billion minutes and viewed approximately 1.5 billion total pages on the Realtor.com network, more than 1.5 times the nearest competitor(1).
  Mobile Highlights:  Move rolled out several new or updated versions of its market-leading mobile applications.  Today, nearly 40% of all "Homes For Sale" viewed on Realtor.com are on a mobile device.   Leads delivered to agents and brokers through Realtor.com's mobile applications grew by more than 120 percent year-over-year.
  Co-Broke Connection:  Realtor.com's solution for connecting home shoppers with buyer's agents gained immediate traction during its first full quarter of release.  Building on the program's initial success, Move released mobile functionality for Co-Broke on iPhones with delivery planned for Android in summer.
  ListHub Preferred Publisher Program: Real estate brokers syndicating listings through the ListHub Preferred Publisher Program can now quickly identify preferred publishers and publisher rules, rate publisher websites and access reports through the control panel. These new features bring greater transparency, control and protection to real estate brokers as they syndicate listings to multiple publishers.
  Syndication: Through its ListHub business, Move grew its listings syndication business, now providing listings to more than 120 real estate publisher web sites.  Since Move acquired ListHub in 2010, the number of content providers has grown by 40%, extending Move's position as the leading syndicator of property listings to major publisher sites.
  Top Producer:  Following on the launch of Top Producer's HTML5 CRM web-app solution in the fourth quarter, Move expanded the functionality of Top Producer with several upgrades and new features, such as team integration and improved social functionality.
  SocialBios: In July 2011, Move acquired SocialBios, the award-winning social search platform.  Since integrating SocialBios into the Realtor.com Find a Realtor search experience, more than 10,000 agents have activated their profiles to create a deeper social connection with their customers.

Business Outlook

Move today provided guidance for the quarter ending June 30, 2012. For the quarter ending June 30, 2012, Move expects revenue to range between approximately $48.5 million and $49 million and expects to report Adjusted EBITDA margin of approximately 12 - 13 percent.

Move today affirmed its previous guidance for the year ending December 31, 2012. For the year ending December 31, 2012, Move expects revenue to range between $195 million and $200 million and expects to report Adjusted EBITDA margin of approximately 14 percent.

(1) SOURCE: Comscore

Conference Call

As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet today, Thursday, May 3, 2012, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). In order to participate in the call, please dial (877) 312-5848, or if outside the U.S., (253) 237-1155, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast and replay of the call will also be available at http://investor.move.com under the Events & Presentations menu. An audio replay will be available between 7:30 p.m. ET, May 3, 2012, and 11:59 p.m. ET, May 16, 2012, by calling (855) 859-2056, or (404) 537-3406, with passcode 58920150.

For additional information regarding the Company's results, please go to the "SEC Filings" section at http://investor.move.com to view our annual report as filed on February 17, 2012 with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2011.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of net income (loss) excluding interest income, net, income tax expense, and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation and other charges, which is referred to as Adjusted EBITDA. The Company has also presented a non-GAAP table of Financial Data for the three month periods ended March 31, 2012 and 2011 that extracts stock-based compensation under ASC Topic 718 "Compensation – Stock Compensation." A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated. Move, Inc. has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

Safe Harbor Statement

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT MOVE, Inc.

Move, Inc. (NASDAQ:MOVE) is the leader in online real estate and operator of REALTOR.com®, the official website of the National Association of REALTORS®; Move.com, a leading destination for new homes and rental listings, moving, home and garden, and home finance; ListHub, the leading syndicator of real estate listings; Moving.com; SeniorHousingNet; SocialBios; and TOP PRODUCER Systems. Move, Inc. is based in Campbell, California.

MOVE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
	(unaudited)

Revenue	$47,741	$49,075
Cost of revenue(1)	9,645	10,783
Gross profit	38,096	38,292

Operating expenses:(1)
Sales and marketing	17,412	18,316
Product and web site development	8,714	9,463
General and administrative	10,888	10,064
Amortization of intangible assets	397	355
Total operating expenses	37,411	38,198
Operating income	685	94

Interest income, net	1	18
Earnings of unconsolidated joint venture	199	211
Other (expense) income, net	(52)	429
Income from operations before income taxes	833	752

Income tax expense	25	18

Net income	808	734

Convertible preferred stock dividend and related accretion	(918)	(2,382)
Net loss applicable to common stockholders	$(110)	$(1,648)

Basic and diluted net loss per share applicable to common stockholders	$(0.00)	$(0.04)

Shares used in calculation of net loss per share applicable to common stockholders:
Basic and Diluted	38,488	39,470

Comprehensive income:
Net income	808	734
Foreign currency translation loss	—	(17)
Comprehensive income	$808	$717

(1) Includes stock-based compensation as follows:

Cost of revenue	$54	$53
Sales and marketing	289	368
Product and web site development	359	319
General and administrative	677	905
	$1,379	$1,645

MOVE, INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,374	$87,579
Accounts receivable, net	10,832	11,719
Other current assets	7,349	7,086
Total current assets	109,555	106,384

Property and equipment, net	19,885	20,487
Investment in unconsolidated joint venture	5,910	5,711
Goodwill, net	24,450	24,450
Intangible assets, net	6,922	7,319
Other assets	562	570
Total assets	$167,284	$164,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,128	$5,851
Accrued expenses	16,294	14,782
Deferred revenue	9,540	9,809
Series B convertible preferred stock	49,044	—
Total current liabilities	78,006	30,442

Other noncurrent liabilities	3,222	3,264
Total liabilities	81,228	33,706

Series B convertible preferred stock	—	48,555

Stockholders' equity:
Series A convertible preferred stock	—	—
Common stock	39	39
Additional paid-in capital	2,124,989	2,121,483
Accumulated other comprehensive income	258	258
Accumulated deficit	(2,039,230)	(2,039,120)
Total stockholders' equity	86,056	82,660
Total liabilities and stockholders' equity	$167,284	$164,921

MOVE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three Months Ended March 31,
	2012	2011
	(unaudited)
Cash flows from operating activities:
Net income	$808	$734
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,524	2,393
Amortization of intangible assets	397	355
Provision for doubtful accounts	395	7
Stock-based compensation and charges	1,463	1,737
Earnings of unconsolidated joint venture	(199)	(211)
Other noncash items	(36)	(69)
Changes in operating assets and liabilities:
Accounts receivable	492	(1,173)
Other assets	(253)	(989)
Accounts payable and accrued expenses	(1,204)	(4,777)
Deferred revenue	(291)	2
Net cash provided by (used in) operating activities	4,096	(1,991)

Cash flows from investing activities:
Purchases of property and equipment	(1,888)	(1,741)
Distribution of earnings from unconsolidated joint venture	—	940
Net cash used in investing activities	(1,888)	(801)

Cash flows from financing activities:
Redemption of convertible preferred stock	—	(70,000)
Repurchases of common stock	(69)	—
Payment of dividend on convertible preferred stock	(429)	(721)
Proceeds from exercise of stock options	2,323	314
Tax payment related to net share settlements of restricted stock awards	(211)	(199)
Principal payments on loan payable	(27)	(25)
Net cash provided by (used in) financing activities	1,587	(70,631)

Change in cash and cash equivalents	3,795	(73,423)

Cash and cash equivalents, beginning of period	87,579	158,517

Cash and cash equivalents, end of period	$91,374	$85,094

MOVE, INC. RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA (in thousands)

	Three Months Ended March 31,
	2012	2011
	(unaudited)

Net income	$808	$734

Plus:
Interest income, net	(1)	(18)
Income tax expense	25	18
Stock-based compensation	1,379	1,645
Stock-based charges	84	92
Depreciation	2,524	2,393
Amortization of intangible assets, including unconsolidated joint venture	594	552
Adjusted EBITDA	$5,413	$5,416

MOVE, INC. OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)

	Three Months Ended
	March 31, 2012
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-based Compensation
Revenue	$47,741	$—	$47,741
Cost of revenue	9,645	(54)	9,591
Gross profit	38,096	54	38,150

Sales and marketing	17,412	(289)	17,123
Product and web site development	8,714	(359)	8,355
General and administrative	10,888	(677)	10,211
Amortization of intangibles	397	—	397
Total operating expenses	37,411	(1,325)	36,086

Operating income	$685	$1,379	$2,064

	Three Months Ended
	March 31, 2011
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-based Compensation
Revenue	$49,075	$—	$49,075
Cost of revenue	10,783	(53)	10,730
Gross profit	38,292	53	38,345

Sales and marketing	18,316	(368)	17,948
Product and web site development	9,463	(319)	9,144
General and administrative	10,064	(905)	9,159
Amortization of intangibles	355	—	355
Total operating expenses	38,198	(1,592)	36,606

Operating income	$94	$1,645	$1,739

CONTACT: The Blueshirt Group, Todd Friedman, +1-415-217-7722, move@blueshirtgroup.com